Exhibit 99.1


MOBIUS                                                    Financial News Release



                                      Contact:   Mobius Management Systems, Inc.
                                                 Ray Kunzmann
                                                 914-921-7446
                                                 rkunzman@mobius.com

                                                 Investor Relations
                                                 Makovsky & Company Inc.
                                                 Gene Marbach
                                                 212-508-9645
                                                 emarbach@makovsky.com

                                                 Media Relations
                                                 Richard Dukas Communications
                                                 Richard Dukas
                                                 212-704-7385
                                                 richard@richarddukas.com



For Immediate Release

                     MOBIUS MANAGEMENT SYSTEMS, INC. REPORTS
                      RESULTS FOR FISCAL FIRST QUARTER 2005

Rye, NY, October 27, 2004 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of software for total content management (TCM), today announced results for its fiscal first quarter 2005.

Total consolidated revenues for the quarter ended September 30, 2004 were $17.1 million, compared with $23.4 million for the quarter ended September 30, 2003. Software license revenues for the fiscal first quarter of 2005 were $6.2 million, compared with $12.5 million in the fiscal first quarter of the prior year, while maintenance revenues were $10.0 million in both this fiscal first quarter and the first quarter of the prior year. Net loss for the fiscal first quarter of 2005 was $1.3 million, or $0.07 per share, as compared with last year's fiscal first quarter profit of $2.0 million, or $0.10 per diluted share. These results are in line with the Company's preliminary estimates for the fiscal first quarter of 2005 reported on October 1, 2004.

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Commenting on the results, Mitch Gross, President and Chief Executive Officer of
Mobius, said, "I am very disappointed in the results for the quarter, in which we were again subject to delays in contract signings, including one particularly large opportunity. A portion of these contracts have been subsequently closed.
As a result of changes we have put in place over the last two quarters, our sales pipeline is building and I remain confident that Mobius has the resources in terms of people, product and customers to grow faster than the industry rate on an annual basis."

Mr. Gross concluded, "Mobius is a financially strong company and, with our continued focus on execution, I believe we will rebound from our fiscal first quarter underperformance. Looking forward, we are projecting our fiscal second quarter revenues in the range of $22.0 million to $24.0 million, which should result in an earnings per share of between $0.02 and $0.07 per diluted share."

Cash and marketable securities totaled $32.3 million at September 30, 2004, compared with $33.6 million at June 30, 2004. As of September 30, 2004, total software license installments receivable amounted to $37.2 million, as compared with the $36.5 million at June 30, 2004. The Company had no bank debt outstanding at September 30, 2004.

Recent Highlights
-----------------

Mobius Delivers Enterprise-Grade Records Management for Microsoft SharePoint:
Mobius announces the availability of ViewDirect(R) RM for SharePoint 4.6, a complete records management solution for users of Microsoft SharePoint Products and Technologies. This new release enables organizations to index, link, store, search, access and manage records stored in SharePoint over the complete lifecycle, and destroy them in a timely manner, thus enabling compliance with regulatory requirements and corporate retention and disposition policies.

Mobius's ViewDirect TCM Integrates and Streamlines Texas County Government's Mission-Critical Content: Mobius announces that Tarrant County, Texas, one of the fastest

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growing urban counties in the United States, has deployed ViewDirect TCM to integrate and streamline its records management and other mission- critical applications. The implementation, phased over four years, has dramatically improved departmental productivity and customer service and has saved the County approximately $3.27 million in materials and administrative costs during that period.

Conference Call Information
---------------------------

Mobius will hold its quarterly conference call today at 10:00 AM EST to discuss its fiscal first quarter 2005 results. Interested persons wishing to listen to the conference call via Web cast may access it at:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=113759&
eventID=952939

The conference call will be available for playback following the live call beginning at approximately 12:00 p.m. (Eastern) on Wednesday, October 27. The number for the replay is 800-642-1687. Callers should enter pin number 1371747.


About Mobius
------------

Mobius Management Systems, Inc. (www.mobius.com) is a leading provider of integrated solutions for total content management (TCM). The company's ViewDirect(R) TCM suite integrates content from multiple, disparate repositories and delivers it via content-intensive applications including Web site, digital asset and document management; workflow and imaging; Internet presentment and payment; e-mail and records management; and enterprise report distribution. The Mobius customer base is made up of leading companies across all industries, including more than sixty percent of the Fortune 100. The company, founded in 1981, is headquartered in Rye, New York, with sales offices in the U.S., Canada, the United Kingdom, France, Germany, Italy, Sweden, the Netherlands, Switzerland, Australia, Japan and Singapore, as well as a network of agents in Central and South America, Europe, Middle East, Africa and Asia.

Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the company's control, which may cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance or achievements include, among other things, market acceptance of Mobius's products, fluctuations in period to period results, seasonality, uncertainty of future operating results, long and unpredictable sales cycles, technological change, extended payment risk, product concentration, competition, international sales and operations,

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expansion of indirect channels, increased investment in professional services, protection of intellectual property, dependence on licensed technology, risk of product defects, product liability, management of growth, dependence on executive management, other key employees and subcontractors, concerns about transaction security on the Internet, changes in accounting for employee stock options and the impact of recently enacted or proposed regulations. These risks and uncertainties are described in detail from time to time in Mobius's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 10, 2004, and its Quarterly Reports on Form 10-Q. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

                                       ###

ViewDirect is a registered trademark of Mobius Management Systems, Inc. All other trademarks are property of their respective owners.



                               (Tables to follow)



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                         MOBIUS MANAGEMENT SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (unaudited, in thousands, except per share data)


                                                             Three Months Ended
                                                             9/30/04    9/30/03
                                                             -------    -------

Revenues:
   Software license                                        $  6,204    $ 12,501
   Maintenance                                               10,003      10,002
   Professional service and other                               921         908
                                                           --------    --------
     Total revenues                                          17,128      23,411
                                                           --------    --------

Cost of revenues:
   Software license                                             216         335
   Maintenance                                                2,079       1,694
   Professional service and other                               840       1,062
                                                           --------    --------
     Total cost of revenues                                   3,135       3,091
                                                           --------    --------

Gross profit                                                 13,993      20,320
                                                           --------    --------

Operating expenses:
   Sales and marketing                                        8,128       9,433
   Research and development                                   5,646       5,003
   General and administrative                                 2,712       2,810
                                                           --------    --------
     Total operating expenses                                16,486      17,246
                                                           --------    --------

Income (loss) from operations                                (2,493)      3,074
Miscellaneous income, net                                       561         425
                                                           --------    --------
Income (loss) before income taxes                            (1,932)      3,499
Provision for (benefit from) income taxes                      (659)      1,463
                                                           --------    --------

Net income (loss)                                          $ (1,273)   $  2,036
                                                           ========    ========

Basic weighted average shares                                18,300      17,555
Basic earnings (loss) per share                            $  (0.07)   $   0.12
Diluted weighted average shares                              18,300      19,454
Diluted earnings (loss) per share                          $  (0.07)   $   0.10

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                         MOBIUS MANAGEMENT SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)


                                                           9/30/04       6/30/04
                                                           -------       -------
Assets:
Current Assets:
  Cash and cash equivalents                                $32,261       $33,592
  Accounts receivable, net                                   6,766        11,874
  Software license installments, current                    14,597        14,172
  Other current assets                                       2,438         2,348
                                                           -------       -------
Total Current Assets                                        56,062        61,986

Property and equipment, net                                  4,091         4,257
Software license installments,
  non-current                                               22,586        22,358
Deferred income taxes, non-current                           3,632         2,514
Other non-current assets                                     4,313         4,461
                                                           -------       -------

Total Assets                                               $90,684       $95,576
                                                           =======       =======

Liabilities & Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued expenses                    $14,105       $18,039
  Deferred revenues, current                                22,187        21,973
  Deferred income taxes, current                             5,651         5,482
                                                           -------       -------
Total Current Liabilities                                   41,943        45,494

Deferred revenues, non-current                               4,240         4,704
Deferred income taxes, non-current                             239           239

Total Stockholders' Equity                                  44,262        45,139
                                                           -------       -------

Total Liabilities and Stockholders' Equity                 $90,684       $95,576
                                                           =======       =======


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